SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2017

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14193 NW 119th Terrace

Suite 10

Alachua, Florida, 32165

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 4.01.	Change in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm.

On December 20, 2017, Applied Genetic Technologies Corporation (the “Company”) notified RSM US LLP (“RSM”) that RSM was dismissed as the Company’s independent registered public accounting firm. RSM’s dismissal became effective on December 19, 2017. The decision to change accounting firms was approved by the Audit Committee of the Board of Directors of the Company (the “Audit Committee”).

RSM’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2017 and 2016 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended June 30, 2017 and 2016 and during the period from July 1, 2017 through December 20, 2017, the Company has not had any disagreement with RSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to RSM’s satisfaction, would have caused RSM to make reference to the subject matter of disagreement in their reports on the Company’s consolidated financial statements. In addition, during such periods, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as set forth in this paragraph. As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, as amended, and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, as amended, the Company identified material weaknesses in the Company’s internal control over financial reporting related to the design and operation of our closing and financial reporting processes. Specifically, the material weaknesses were due to the fact that the Company did not have the appropriate resources with the appropriate level of experience and technical expertise to oversee the Company’s closing and financial reporting processes.

The Company’s management has authorized RSM to respond fully to the inquiries of its new independent registered public accounting firm regarding all matters.

The Company provided RSM a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that RSM furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements in Item 4.01(a). A copy of RSM’s letter, dated December 21, 2017, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of new independent registered public accounting firm.

On December 19, 2017, the Company engaged Ernst & Young LLP (“EY”) as the Company’s new independent registered public accounting firm for the fiscal year ending June 30, 2018. The engagement of EY was approved by the Audit Committee.

During the years ended June 30, 2017 and 2016 and the subsequent interim period through December 19, 2017, neither the Company nor anyone acting on its behalf consulted with EY regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter to Securities and Exchange Commission from RSM US LLP, dated December 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ William A. Sullivan
William A. Sullivan
Chief Financial Officer

Date: December 21, 2017

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